Exhibit 1.1
MagnaChip Semiconductor Corporation
Common Stock, par value $0.01 per share,
in the form of Depositary Shares

Underwriting Agreement
[          ], 2010
Goldman, Sachs & Co.
Barclays Capital Inc.
Deutsche Bank Securities Inc.
   As representatives of the several Underwriters
   named in Schedule I hereto
c/o Goldman, Sachs & Co.
555 California Street, 45th Floor
San Francisco, CA 94104
Ladies and Gentlemen:
     MagnaChip Semiconductor Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [     ] Depositary Shares (“DSs”) and, at the election of the Underwriters, up to [     ] additional DSs, each representing an ownership interest in one share of common stock, par value $0.01 per share (“Stock”), of the Company and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, severally and not jointly, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [     ] DSs and, at the election of the Underwriters, up to [     ] additional DSs. The aggregate of [     ] DSs to be sold by the Company and the Selling Stockholders is herein called the “Firm DSs” and the aggregate of [     ] additional DSs to be sold by the Company and the Selling Stockholders at the election of the Underwriters is herein called the “Optional DSs”. The Firm DSs and the Optional DSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “DSs”. The shares of Stock represented by the Firm DSs to be sold by the Company and the Selling Stockholders are herein called the “Firm Shares” and the shares of Stock represented by Optional DSs to be sold by the Company and the Selling Stockholders are herein called the “Optional Shares”. The Firm Shares and the Optional Shares are herein collectively called the “Shares”.
     The DSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [ ], 2010, among the Company, American Stock Transfer and Trust Company, LLC, as depositary (the “Depositary”), and holders from time to time of the DSs issued under the Deposit Agreement. Each DS will initially represent the right to receive one share of Stock deposited pursuant to the Deposit Agreement.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) A registration statement on Form S-1 (File No. 333-165467) (the “Initial Registration Statement”) in respect of the Shares and the DSs has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and the DSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and the DSs is hereinafter called an “Issuer Free Writing Prospectus”);
     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Barclays Capital Inc. expressly for use therein;
     (iii) For the purposes of this Agreement, the “Applicable Time” is [ ] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time and as of the Time of Delivery (as defined in Section 4 hereof), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Barclays Capital Inc. expressly for use therein;
     (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Barclays Capital Inc. expressly for use therein;
     (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus any loss or interference that is material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock (other than as a result of the grant or exercise of rights pursuant to equity based incentive plans or arrangements for directors, officers and employees of the Company and its subsidiaries) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;
     (vi) The Company and its subsidiaries have good title to all real property and all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus and except to the extent the failure to have such title or the existence of such liens, charges, encumbrances and restrictions would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
     (vii) Each of the Company and MagnaChip Semiconductor, Ltd., a corporation incorporated under the laws of the Republic of Korea (“MagnaChip Korea”), has been duly incorporated and is validly existing as a corporation in good standing under its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except in each case as would not have a Material Adverse Effect;
     (viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except for director qualifying shares and as otherwise set forth in the Pricing Prospectus and Prospectus), free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares or the DSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Stock or any other class of capital stock of the Company (except as set forth in the Prospectus under “Description of Capital Stock” and except for securities, warrants, rights or options issued pursuant to equity incentive plans and other agreements of the Company described in the Pricing Prospectus as such plans and agreements are in effect as of the date of the Pricing Prospectus); the Shares may be freely deposited by the Company and the Selling Stockholders with the Depositary in accordance with the requirements of the Deposit Agreement against issuance of DSs; the DSs are freely transferable by the Company and the Selling Stockholders to or for the account of the several Underwriters and (to the extent described in the Prospectus) for the account of the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares and the DSs under the laws of the United States except as described in the Prospectus under “Description of Depositary Shares” and as set forth in the Deposit Agreement;
     (ix) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus;
     (x) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of DSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such DSs will be duly and validly issued under the terms of the Deposit Agreement and the persons in whose names the DSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement conforms to the descriptions thereof contained in the Pricing Prospectus and the Prospectus and will be substantially in the form previously delivered to you;
     (xi) The issue and sale of the DSs by the Company, the Deposit of the Shares being deposited with the Depositary against issuance of the DSs, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation by the Company of the transactions herein and therein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor (b) will such action result in any violation of (i) the provisions of the Certificate of Incorporation or Bylaws of the Company or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except in the case of (a) or (b)(ii) above for any default, conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the DSs, for the deposit of the Shares being deposited with the Depositary against issuance of the DSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and the DSs and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the DSs by the Underwriters;
     (xii) Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation or Bylaws or other governing documents, (b) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, or (c) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except in the case of clause (b) or (c) for such defaults or violations which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;
     (xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock” and under the caption “Description of Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Stock and the DSs, respectively, under the caption “Description of Other Indebtedness,” under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
     (xiv) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (xv) The Company is not and, after giving effect to the offering and sale of the DSs by the Company and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xvi) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
     (xvii) Samil PricewaterhouseCoopers, which has audited certain consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
     (xviii) The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that complies with the requirements of the Exchange Act and has been designed by the Company’s and its subsidiaries’ principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company’s and its subsidiaries’ internal control over financial reporting is effective and the Company and its subsidiaries are not aware of any material weaknesses in their internal control over financial reporting;
     (xix) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

     (xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (xxi) Except as described in the Pricing Prospectus and the Prospectus, no material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be disclosed in the Pricing Prospectus and the Prospectus pursuant to Section 404 of Regulation S-K;
     (xxii) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect;
     (xxiii) Except as described in the Pricing Prospectus and the Prospectus, the Company and each of its subsidiaries have filed all U.S. federal and other state and local and non-U.S. tax returns required to be filed through the date hereof or the Time of Delivery, subject to permitted extensions, and have paid all taxes due and payable, other than those being contested in good faith and for which adequate reserves have been established in accordance with U.S. generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest or where the failure to file or pay would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its subsidiaries except those tax assessments for which adequate reserves have been established in accordance with GAAP or where the failure to pay such assessments would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxiv) There are no stamp, issue, registration, documentary or transfer taxes or other similar taxes, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with (A) the deposit with the Depositary of Shares by the Company and the Selling Stockholders against the issuance of DSs or (B) the execution and delivery of this Agreement or the issuance or sale by the Company and the Selling Stockholders of the Shares and DSs;
     (xxvi) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;
     (xxvii) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect;
     (xxviii) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, methods, processes, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the conduct of their respective businesses without, to their knowledge, infringing, misappropriating or otherwise violating the rights of others except where the infringement, misappropriation or other violation would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will infringe, misappropriate or otherwise violate, and have not received any notice of any claim of any infringement, misappropriation or violation of, any proprietary rights of others that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is aware of any material pending or threatened claim to the contrary or any material pending or threatened challenge by any other person to the rights of the Company or its subsidiaries with respect to any of the foregoing;
     (xxix) Except for such matters as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the Pricing Prospectus and the Prospectus and except for such matters as would not reasonably be expected to have a Material Adverse Effect, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants;

     (xxx) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Prospectus and the Prospectus (including the risk factors discussions therein);
     (xxxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
     (xxxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (xxxiii) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company and its subsidiaries reasonably believe is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to carry or maintain such insurance would not, individually or in the aggregate, have a Material Adverse Effect;
     (xxxiv) The Company has no liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant except as would not reasonably be expected to have a Material Adverse Effect. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA;
     (xxxv) Except as described under the caption “Underwriting” in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any other person other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares or DSs;

     (xxxvi) The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required;
     (xxxvii) The unaudited pro forma consolidated financial statements (including the notes thereto) under the caption “Unaudited Pro Forma Consolidated Financial Information” included in the Pricing Prospectus and the Prospectus have been prepared in good faith and the Company believes that they substantially comply with the applicable requirements of Regulation S-X and the Commission’s rules and guidelines with respect to pro forma financial statements. The assumptions and computations used in preparing the pro forma financial statements and the other pro forma financial data included in the Pricing Prospectus and the Prospectus are made on a reasonable basis and in good faith, and present fairly in all material respects the historical financial information and impact of the “fresh start” accounting and the offering and sales of the DSs as contemplated by the Pricing Prospectus and the Prospectus;
     (xxxviii) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate; and
     (xxxix) Prior to the date hereof, none of the Company, its subsidiaries nor any of their affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the DSs;
     (b) Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) Except for such consents, approvals, authorizations and orders as have been obtained and made under the Act or from FINRA and such as may be required under state securities laws, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares and DSs to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares and DSs to be sold by such Selling Stockholder hereunder;
     (ii) With respect to Shares deposited by each Selling Stockholder with the Depositary, the Deposit Agreement is enforceable against such Selling Stockholder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (iii) The sale of the Shares and DSs to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Deposit Agreement, the Power of Attorney and the Custody Agreement applicable to such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (1) any statute to which such Selling Stockholder is subject, (2) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor (b) will such action result in (1) any violation of the provisions of the organizational documents of such Selling Stockholder or (2) any statute applicable to such Selling Stockholder or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, in the case of (a) or (b)(2) above, for such conflicts, breaches, violations or defaults as would not reasonably be expected to result individually or in the aggregate in a Selling Stockholder Material Adverse Effect;
     (iii) Such Selling Stockholder has, and immediately prior to the each Time of Delivery such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims created by this Agreement, the Lock-Up Agreement, the Custody Agreement and the Power-of-Attorney, in each case to which such Selling Stockholder is a party; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, except for liens, encumbrances, equities or claims created by this Agreement, the Lock-Up Agreement, the Custody Agreement and the Power-of-Attorney, in each case to which such Selling Stockholder is a party;
     (iv) Such Selling Stockholder has executed and delivered to the Underwriters a lock-up agreement (each, a “Lock-Up Agreement”) substantially as set forth in Schedule IV(a) hereto; each such Lock-Up Agreement has been duly authorized by such Selling Stockholder;
     (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the DSs;
     (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with such Selling Stockholder’s Information (as defined below), such Selling Stockholder Information contained therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in respect of such Selling Stockholder’s Information. For purposes of this Agreement, with respect to each Selling Stockholder, “Selling Stockholder’s Information” shall mean any written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus, it being understood that the only such information furnished by each Selling

Stockholder consists of the statements contained with respect to such Selling Stockholder under the caption “Principal and Selling Stockholders”;
     (vii) Such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     (viii) The Shares to be sold by such Selling Stockholder hereunder have been deposited under the Deposit Agreement pursuant to the Custody Agreement (as defined below) with the Depositary and placed in custody under the Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
     (ix) The Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per DS of

$[     ], the number of Firm DSs (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of DSs to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm DSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm DSs to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional DSs as provided below, the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per DS set forth in clause (a) of this Section 2, that portion of the number of Optional DSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional DSs by a fraction the numerator of which is the maximum number of Optional DSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional DSs that all of the Underwriters are entitled to purchase hereunder.
     The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [     ] Optional DSs, at the purchase price per DS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm DSs, provided that the purchase price per Optional DS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm DSs but not payable on the Optional DSs. Any such election to purchase Optional DSs shall be made in proportion to the maximum number of Optional DSs to be sold by the Company and each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional DSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional DSs to be purchased and the date on which such Optional DSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and the Attorneys in Fact otherwise agree in writing, earlier than two or later than ten days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm DSs, the several Underwriters propose to offer the Firm DSs for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The DSs to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to

Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm DSs, 9:30 a.m., New York time, on [ ], 2010 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional DSs, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional DSs, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm DSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional DSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the DSs and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California 94111 (the “Closing Location”), and the DSs will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at noon, New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you and each of the Selling Stockholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you and each of the Selling Stockholders with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the DSs; to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the DSs, of the suspension of the qualification of the DSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the DSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the DSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it is not otherwise subject to taxation;
     (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the DSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the DSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares or the DSs, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to equity incentive plans existing on, or upon the conversion, exercise or exchange of securities outstanding as of, the date of this Agreement and), without your prior written consent; provided, however, that the foregoing provision is not intended to prevent the filing by the Company of a resale registration statement in accordance with terms of the Registration Rights Agreement, dated as of November 9, 2009, among the Company and the other parties thereto, during the Lock-Up Period; and provided, further, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Barclays Capital Inc. waive, in writing, such extension; the Company will provide Goldman, Sachs & Co. and Barclays Capital Inc. and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
     (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company shall not be required to provide documents that are available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System;
     (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company shall not be required to provide documents that are available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System;

     (h) To use the net proceeds received by it from the sale of the DSs pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;
     (i) Prior to each Time of Delivery to deposit the Stock with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that DSs issued by the Depositary against receipt of such Stock and delivered to the Underwriters at such Time of Delivery;
     (j) To use its reasonable best efforts to list, subject to notice of issuance, the Shares and the DSs on the New York Stock Exchange (the “NYSE”);
     (k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
     (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
     (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares or the DSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     6. (a) The Company and each of the Selling Stockholders, severally and not jointly, represents and agrees that, without the prior consent of Goldman, Sachs & Co. and Barclays Capital Inc., it has not made and will not make any offer relating to the DSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company, Goldman, Sachs & Co. and Barclays Capital Inc., it has not made and will not make any offer relating to the DSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, Goldman, Sachs & Co. and Barclays Capital Inc. is listed on Schedule III hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and Barclays Capital Inc. and, if requested by Goldman, Sachs & Co. and Barclays Capital Inc., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document reasonably acceptable to Goldman, Sachs & Co. and Barclays Capital Inc. which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Barclays Capital Inc. expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters and each of the Selling Stockholders that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and the DSs under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, charges and disbursements of one (1) firm of counsel to all of the Selling Stockholders selected by the holders of a majority of the Shares sold by the Selling Stockholders hereunder; (iii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and the DSs; (iv) all expenses in connection with the qualification of the Shares and the DSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (v) all fees and expenses in connection with listing the Shares and the DSs on the NYSE; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares and the DSs; (vii) all expenses and taxes arising as a result of the deposit by the Company and the Selling Stockholders of the Shares with the Depositary and the issuance and delivery of the DSs in exchange therefor by the Depositary to the Company and the Selling Stockholders, of the sale and delivery of the DSs by the Company and the Selling Stockholders to or for the account of the Underwriters, including any income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of a DS pursuant to this Agreement; (viii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary, other than the fees and expenses to be paid by holders of DSs (other than the Underwriters in connection with the initial purchase of DSs); (ix) the cost of preparing stock certificates, if any, and DSs; (x) the cost and charges of any transfer agent or registrar; (xi) any stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, payable in any relevant jurisdiction incident to the sale and delivery of the Shares and the DSs to be sold by the Company to the Underwriters hereunder; (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (xiii) the Selling

Stockholders’ fees and expenses of the Attorneys in Fact and the Custodian. Each of the Selling Stockholders agrees severally and not jointly with one another, the Company and the several Underwriters that it will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section other than “Registration Expenses” as defined in the Registration Rights Agreement, dated as of November 9, 2009, among the Company and the other parties signatory thereto, which shall be paid by the Company, including: (i) any fees and expenses of counsel for such Selling Stockholder other than as provided above, and (ii) all expenses and transfer and similar taxes incident to the sale and delivery of the Shares and the DSs to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares and the DSs pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make. In connection with the “road show” undertaken in connection with the marketing of the offering of the Shares and the DSs, (i) the Company and the Underwriters will each bear their respective proportional share of the costs associated with any aircraft used; (ii) the Company and the Underwriters will each pay their own costs associated with hotel accommodations; (iii) the Underwriters will pay the costs and expenses associated with ground transportation, group functions and any electronic “road show.” All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by or on behalf of the relevant taxing jurisdictions or the United States whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     8. The obligations of the Underwriters hereunder, as to the DSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, substantially in the form attached as Annex I(a) hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) DLA Piper LLP (US), counsel for the Company, and Kim & Chang, counsel for MagnaChip Korea, shall have furnished to you their written opinion or opinions of local counsel, dated such Time of Delivery, substantially in the form attached as Annex I(b)(1) and Annex I(b)(2) hereto, respectively;
     (d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, substantially in the form attached as Annex I(c) hereto;
     (e) Herbert Lemmer, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached as Annex I(d) hereto;
     (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Samil PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);
     (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the date as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the grant or exercise of rights pursuant to equity based incentive plans or arrangements for directors, officers and employees of the Company and its subsidiaries outstanding as of the date of the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. and Barclays Capital Inc. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the DSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. and Barclays Capital Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the DSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
     (j) The DSs at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE; and upon cancellation of the DSs on [ ], 2010, the Shares shall be duly listed, subject to notice of issuance, on the NYSE;
     (k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the Selling Stockholders and the other stockholders of the Company listed on Schedule IV(b) hereto holding in aggregate not less than 1% of the outstanding             shares of capital stock of the Company, substantially as set forth in Schedule IV(a) hereto;
     (l) The Depositary shall have furnished or caused to be furnished to you as of such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of the DSs to be delivered by the Company at such Time of Delivery;

     (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (n) The Company and each of the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and each of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and each such Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and each such Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and
     (o) The Company shall have furnished to you at such Time of Delivery a certificate of the chief financial officer of the Company, substantially in the form attached as Annex III hereto.
     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or Barclays Capital Inc. expressly for use therein.
     (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, any such amendment or supplement or any Issuer Free Writing Prospectus in reliance upon and in conformity with such Selling Stockholder’s Information, it being understood that the only such information furnished by each Selling Stockholder consists of the statements contained with respect to such Selling Stockholder under the caption “Principal and Selling Stockholders”; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or Barclays Capital Inc. expressly for use therein; and provided further that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the initial public offering price of the DSs as set forth in the Prospectus after deducting any underwriting discounts and commissions received by the Underwriters, but without deducting expenses of the Company or Selling Stockholders (“Net Proceeds”).
     (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. or Barclays Capital Inc. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a),(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of generally the same allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders (relative as to each other and severally with respect to each other) on the one hand and the Underwriters on the other from the offering of the DSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders (relative as to each other and severally with respect to each other) on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders (relative as to each other and severally as to each other) on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders (relative as to each other and severally with respect to each other) bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the DSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Net Proceeds exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Further, each of the Selling Stockholder’s obligations to contribute pursuant to this subsection (e) are several and not joint.
     (f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and any affiliate of the Company or any Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the DSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such DSs on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such DSs, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such DSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such DSs, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such DSs, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such DSs.
     (b) If, after giving effect to any arrangements for the purchase of the DSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such DSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the DSs to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of DSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of DSs which such Underwriter agreed to purchase hereunder) of the DSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the DSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such DSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the DSs to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase DSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional DSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the DSs.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any DSs are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through Goldman, Sachs & Co. and Barclays Capital Inc. for all of their documented out-of-pocket expenses approved in writing by Goldman, Sachs & Co. and Barclays Capital Inc., including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the DSs not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the DSs not so delivered except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. and Barclays Capital Inc. or, as stated herein, by Goldman, Sachs & Co., on behalf of you as the representatives.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, attention Syndicate Registration; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room, and Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, attention Syndicate Registration. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the DSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares and the DSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
     19. The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders (and the Company’s and the Selling Stockholders’ employees, representatives and other agents) are authorized to disclose to any and all persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
[Signature page follows]

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof for the Company and each of the Representatives plus one for each counsel, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, MAGNACHIP SEMICONDUCTOR CORPORATION
By:
Name:
Title:

[Selling Stockholders]
By:
Name:
Title:

Accepted as of the date hereof:
GOLDMAN, SACHS & CO.
BARCLAYS CAPITAL INC.
DEUTSCHE BANK SECURITIES INC.
          On their own behalf and on behalf of the several
          Underwriters named on Schedule I hereto

GOLDMAN, SACHS & CO.

By:

(Goldman, Sachs & Co.)

BARCLAYS CAPITAL INC.

By:

Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE I

Number of
Optional
	Total	DSs to be
	Number of	Purchased if
	Firm DSs	Maximum
	to be	Option
Underwriter	Purchased	Exercised
Goldman, Sachs & Co.
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
UBS Securities LLC

Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Company
The Selling Stockholder(s):

Total

(a)	This Selling Stockholder is represented by [Counsel] and has appointed [ ] and [ ], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b)	This Selling Stockholder is represented by [Counsel] and has appointed [ ] and [ ], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III
Issuer Free Writing Prospectuses

SCHEDULE IV(a)
Form of Lock-up Agreement
                          , 2010
Goldman, Sachs & Co.
Barclays Capital Inc.
Deutsche Bank Securities Inc.
          As representatives of the several
          Underwriters named in Schedule I to the
          Underwriting Agreement referenced below
c/o Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198
     Re: MagnaChip Semiconductor Corporation — Lock-Up Agreement
Ladies and Gentlemen:
          The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with MagnaChip Semiconductor Corporation, a Delaware corporation to be incorporated pursuant to the conversion of MagnaChip Semiconductor LLC pursuant to Delaware law (the “Company”), providing for a public offering (the “Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). The undersigned is an owner of record or the beneficial owner of certain common units or securities convertible into or exchangeable or exercisable for common units of MagnaChip Semiconductor LLC to be converted into Shares or securities convertible into or exchangeable or exercisable for Shares in connection with the Offering.
          In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that except as expressly provided below, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) other than any shares sold pursuant to the Offering or as otherwise provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. For the avoidance of doubt, this Lock-Up Agreement is not intended to prevent the undersigned from causing a resale registration statement to be filed in accordance with its demand registration rights pursuant to the Registration Rights Agreement dated as of November 9, 2009, as amended to date, during the Lock-Up Period.
          The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of Goldman, Sachs & Co. and Barclays Capital Inc. waives, in writing, such extension.
     The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The Company shall promptly notify the undersigned in writing in the event the Lock-Up Period is extended pursuant to the previous paragraph.
          Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts or by will, testamentary document or intestate succession, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) in dispositions not involving a change in beneficial ownership, (iv) in dispositions to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or settlement agreement, (v) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary, (vi) if the undersigned is a corporation, limited liability company or partnership, to any affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), (vii) if the undersigned is a partnership or limited liability company, to the partners, former partners, members or former members of the undersigned, as applicable, or to the estates of any such partners, former partners, members or former members, (viii) to the extent involving transactions of shares of the Shares or other securities acquired in open market transactions after the Public Offering Date or (ix) with the prior written consent of each of Goldman, Sachs & Co. and Barclays Capital Inc. on behalf of the Underwriters; provided, however, that in any of (ii), (iii), (v), (vi) or (vii) such transfer shall not involve a disposition for value, and provided further that in any of (i) through (vii) above, but not (viii) that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; and provided further that, in the cases of (i) through (viii) above, it shall be a condition to any such transfer that no public reports, including but not limited to reports pursuant to Rule 144 of the Securities Act, pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or pursuant to any other regulatory agency are required to be filed by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement) and no such reports are voluntarily filed, and no public announcements are voluntarily made, by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (ix) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry, during the Lock-Up Period only, of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
          In addition to the provisions of the preceding paragraph and notwithstanding anything to the contrary herein, the undersigned may enter into an agreement to allow brokerage sales of all or a portion of the Undersigned’s Shares pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) no public announcement or disclosure of entry into such agreement is made or required to be made and (ii) any such brokerage sales may not occur prior to the expiration of the Lock-Up Period (as the same may have been extended as provided for above).
          This Lock-Up Agreement shall lapse and become null and void (i) upon written notice from the Company to each of Goldman, Sachs & Co. and Barclays Capital Inc. that the Company does not intend to proceed with the Offering or wishes to terminate the engagement of the Underwriters of the Offering, (ii) if the Underwriting Agreement is not executed by the parties thereto prior to December 31, 2010, or (iii) the Offering shall not have occurred on or before December 31, 2010; provided that in the cases of (ii) and (iii), the Company may, by written notice to you prior to December 31, 2010, extend such date to a date no later than March 31, 2011.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

SCHEDULE IV(b)
Stockholders Party to Lock-up Agreements